IN THE DISTRICT COURT IN AND FOR CREEK COUNTY
STATE OF OKLAHOMA
(SAPULPA DIVISION)

FILED IN DISTRICT COURT
CREEK COUNTY SAPULPA OK

FEB 20 2020

TIME 4:34
Amanda VanOrsdol, COURT CLERK

LAZYDRANCH SLICK, LLC, a domestic limited liability company, Plaintiff,	)	
vs.	)	Case No. CJ-2019-144 Judge Douglas Golden
PETROLIA ENERGY CORPORATION, a foreign corporation Defendant,	)	

JOURNAL ENTRY OF JUDGEMENT

On this 10th day of February, 2020, Plaintiff LazyDRanch Slick, LLC's Application for Hearing on Damages came before this Court for consideration.

After conducting a hearing before this Court, and based on the authorities, evidence, and direct testimony presented by the Plaintiff, this Court finds that Plaintiff is entitled to the entry of judgment in its favor. Therefore, this Court FINDS:

1. Plaintiff is the owner of real property located in Creek County, Oklahoma, legally described as the Southwest Quarter (SW/4) of Section Nine (9), Township Fifteen (15), Range Ten (10) East ("Plaintiff's Property").

2. Defendant, Petrolia Energy Corporation, is one and the same as Rockdale Resources Corp. and is the designated operator with the Oklahoma Corporation Commission of several abandoned oil and gas wells located on Plaintiff's Property.

3. Defendant has not filed an appearance, answer, or any other pleadings or papers with this Court despite proper service of process and proper notice of this hearing.

4. Defendant continues to be in default.

5. On July 22, 2019, this Court entered a Journal Entry of Judgment ordering Defendant to abate the public and private nuisance and remediate the pollution resulting from oil and gas wells located on Plaintiff's Property that are owned and operated by Defendant. Defendant was to commence abatement actions within thirty (30) days of the July 22, 2019 Journal Entry of Judgment.

6. Defendant failed to comply with the July 22, 2019 Journal Entry of Judgment.

7. Defendant's failure to comply with the July 22, 2019 Journal Entry of Judgment necessitates that Plaintiff undertake the abatement and remediation ordered by this Court.

8. Plaintiff has undertaken to commence nuisance abatement and pollution remediation on Plaintiff's Property, and Plaintiff is entitled to recover damages from Defendant equal to the cost of abatement and remediation.

9. This Court finds, pursuant to Title 50 of the Oklahoma Statutes and the holding contained in *Meinders v. Johnson*, 2006 OK CIV APP 35, 134 P.3d 858, it has jurisdiction and the authority to charge Defendant, Petrolia Energy Corporation, with the costs to be incurred by Plaintiff in the abatement of the public and private nuisance on Plaintiff's Property and to remediate pollution on Plaintiff's Property.

10. Plaintiff obtained a Bid Estimate from Equus Environmental, LLC in the amount of $1,988,372.00 for the abatement of the nuisance and pollution remediation on Plaintiff's Property.

11. Plaintiff's Bid Estimate from Equus Environmental, LLC represents a fair and equitable estimate for nuisance abatement and pollution remediation on Plaintiff's Property.

12. As of the date of this Journal Entry of Judgment, the complete extent of Plaintiff's damages cannot be ascertained, as additional costs and expenses may be incurred after commencement of work by Equus Environmental, LLC or its agents. This Court reserves the ability to determine additional damages, if any, upon future application by Plaintiff.

13. Pursuant to 12 Okla. St. Ann. § 940(A), Plaintiff is entitled to an award of attorneys' fees and costs. This Court therefore reserves a determination of the amount of Plaintiff's attorneys' fees and costs upon the future application by Plaintiff.

IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED that judgment be entered in favor of Plaintiff LazyDRanch Slick, LLC, and against Defendant Petrolia Energy Corporation, and Plaintiff is authorized to commence abatement of the public and private nuisance and pollution remediation on Plaintiff's Property occurring as a result of the abandoned oil and gas wellbores owned and operated by Petrolia Energy Corporation.

IT IS FURTHER ORDERED that a money judgment be entered in favor of Plaintiff, LazyDRanch Slick, LLC, and against Defendant, Petrolia Energy Corporation, on Plaintiff's claim for damages in the amount of $1,988,372.00, plus accruing post judgement interest at rate of 6.75%, for abatement of the public and private nuisance and pollution occurring as a result of the abandoned oil and gas wellbores owned and operated by Petrolia Energy Corporation. Additionally, this Court reserves a determination on the

final amount of Plaintiff's damages allowed under Oklahoma law, interest, attorneys' fees, and costs, to be determine upon the future application by Plaintiff for such a determination.

JUDGE OF THE DISTRICT COURT

CJ-2019-144

2/20/2020

Prepared by:
Scott V. Morgan, OBA No. 30183
Rodger V. Curlik, OBA No. 31828
MOYERS MARTIN, LLP
401 S. Boston, Suite 1100
Tulsa, OK 74103
Telephone: (918) 582-5281
Facsimile: (918) 585-8318
svmorgan@moyersmartin.com
rcurlik@moyersmartin.com
Attorneys for Plaintiff